Exhibit 99.1

         Logility Reports Second Quarter of Fiscal Year 2005 Results

    ATLANTA, Nov. 29 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the second quarter of fiscal year 2005.
    On September 30, 2004, Logility purchased certain assets and the distribution channel of privately-held Demand Management, Inc. a St. Louis-based provider of supply chain planning systems marketed under the Demand Solutions brand, for approximately $9.5 million in cash less a working capital adjustment. The second quarter 2005 results include Demand Management's results for the month of October 2004.
    The second quarter total revenues were $4.8 million, including software license fees of $656,000, compared to total revenues of $5.2 million and $1.2 million of software license fees in the same period last year. Services and other revenues were $1.1 million, compared to $1.3 million in the same period last year. Maintenance revenues were $3.0 million, compared to $2.7 million in the same period last year. For the second quarter, the Company reported an operating loss of $544,000 compared to operating income of $157,000 for the same quarter last year and a net loss of $528,000 or loss per share of $0.04, compared to a net income of $221,000 or earnings per share (diluted) of $0.02 for the same quarter in the prior year. Second quarter 2005 financial results included one month of operations following our September 30, 2004 acquisition of Demand Management, which accounted for approximately $287,000 of Logility's net loss primarily due to non-cash items.
    Total revenues for the six months ended October 31, 2004 were $10.3 million compared to $10.5 million for the same period last year. Software license fees for the six months ended October 31, 2004 were $2.1 million compared to $2.3 million for the same period last year. Services and other revenues were $2.4 million compared to $2.7 million for the same period last year. Maintenance revenues were $5.8 million compared to $5.5 million for the same period last year. For the six months ended October 31, 2004, the Company reported a net loss of $151,000, or loss per share of $.01 compared to a net income of approximately $591,000 or earnings per share (diluted) of $.04 for the same period in the prior year.
    The overall financial condition of the Company remains strong with cash and investments of approximately $21.0 million as of October 31, 2004. During the quarter, Logility purchased approximately 124,000 of its shares on the open market under the current stock buyback program at a cost of approximately $602,000. There are approximately 541,000 shares remaining to purchase under the current authorization of shares.
    "The highlight of the quarter was the acquisition of Demand Management. With this acquisition of Demand Management, we see tremendous potential to increase the intrinsic value of Logility by leveraging our supply chain knowledge and extending our reach into an under-served market segment of SMB companies," said
J. Michael Edenfield, Logility president and Chief Executive Officer. "This move gives us access to a large, satisfied customer base and provides an immediate opportunity to expand our worldwide sales and implementation resources. We believe Logility is the only vendor that can meet the supply chain planning needs of the SMB market as well as serve the more complex requirements of large and Fortune 1000 businesses."
    The acquisition is expected to be accretive to Logility's earnings and cash flow within the next 12 months, and is expected to contribute approximately $10 million in annual revenue, with 50% as a recurring component.
    The acquisition provides more than 800 active customers in the growing small and midsize business (SMB) market, which brings the Logility customer base to approximately 1,100 and gives Logility what is believed to be the largest installed base of supply chain planning customers among application software vendors. Logility will continue to sell Demand Solutions as a separate product line to the SMB market through Demand Management's existing value-added reseller distribution network, which currently serves customers in more than 70 countries. Logility will also continue to offer the Logility Voyager Solutions(TM) suite to its traditional target market of upper-midsize to Fortune 1000 companies with distributive-intensive supply chains.
    Some of the unique assets that Logility acquires through this transaction include:
     -- Distribution Channel. Demand Management has a worldwide value-added reseller (VAR) network of 23 organizations with 67 sales, implementation and support resources. This network will continue to sell Demand Solutions products, and Logility plans to introduce components of the Logility Voyager Solutions suite into appropriate areas of this proven distribution channel.
     -- Customer Base. Demand Management has approximately 800 active customers in over 70 countries in consumer goods, food and beverage, apparel, life sciences, service parts and retail industries. The VAR channel and Demand Management subsidiary of Logility will continue to support these loyal Demand Solutions customers.
     -- Technology. The Demand Solution products are designed for SMB companies and include supply chain forecasting, demand planning, inventory planning and replenishment planning. The Demand Solution Stores product enables store-level forecast modeling and replenishment capabilities for retailers.

    Highlights for the second fiscal quarter of 2005 include:

    Strategic Acquisition
     -- Logility acquired certain assets and the distribution channel of privately-held Demand Management, Inc., a St. Louis-based provider of supply chain planning systems marketed under the Demand Solutions(R) brand, for $9.5 million in cash. The acquisition significantly strengthens Logility's supply chain planning market position for small and midsize businesses, extends the company's worldwide distribution channel and increases the Logility customer base to over 1100.

    Customers
     -- Notable new and existing customers placing orders with Logility in the second quarter include Continental Tires North America, Hunter Fan, JRH Biosciences, Land O' Frost, Lindt & Sprungli and Tyco Safety Products.
     -- Aspen Pet Products, a private manufacturer and distributor of high quality pet care products, implemented Logility Voyager Solutions(TM) in less than five months for improved inventory management, forecast accuracy and collaboration.
     -- Representatives of Smead Corporation, a leading manufacturer and distributor of paper filing supplies and records management software and long-time Logility customer, spoke at the 2004 Consumer Goods Technology Conference in Orlando, Fla. Additional Logility customers speaking at the event included VF Corporation, Cannondale Bicycle Corporation and Lindt & Sprungli.
     -- Logility hosted another Supply Chain Power Hour webcast, "Service Parts
        Smarts: Profit-driven Strategies for Service Parts Supply Chains," on September 9. The webcast featured speakers from AMR Research, Remy International and Logility, and addressed the challenges faced by aftermarket service parts manufacturers, whose service organizations can contribute 20-30% of total revenues and as much as 40% of profits.
     -- During the summer and fall of 2004, Demand Solutions users in the Northeast U.S. had the opportunity to participate in the 13th annual DS Northeast User Conference as well as a series of local "Town Meetings." One hundred forty-two DS users representing 65 companies participated in these regional activities.

    Products and Technology
     -- Logility announced the dates for the Connections 2005: Catch the Wave-
        Supply Chain ROI customer conference to be held March 16-18, 2005, in Atlanta, GA., at the InterContinental Hotel in Buckhead. The event will give attendees exposure to best practices from industry peers, insight from leading supply chain experts and guidance for preparing their businesses for the next wave of demand-driven supply chain improvements.
     -- Start Magazine selected Logility for a 2004 Technology & Business Vision
        Award, which honors leading-edge solution providers whose hardware or software products have helped transform the manufacturing industry; and Software Magazine named Logility to its Software 500 list of the world's foremost software and services providers.
     -- Logility announced a business alliance with Adjoined Consulting, an industry-focused, full-service management consulting, technology and outsourcing firm. The partnership offers companies operational best practices hosting and consulting services for Logility Voyager Solutions, including collaborative demand, inventory and replenishment planning, global sourcing, and transportation and warehouse management.
     -- Demand Management, Inc., a wholly owned subsidiary of Logility, re-christened its flagship software suite from Demand Solutions to DS One. The decision to rename the company's applications to DS One emphasizes the power and flexibility of the software to deliver essential functionality for the broad-based collaborative needs in today's demand driven supply chains.

    About Logility
    With more than 1,100 customers worldwide, Logility is the leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Logility customers include Bissell, Huhtamaki UK, Katun Corporation, McCain Foods, Mill's Pride, Pernod Ricard, Rand McNally, Sigma Aldrich, and VF Corporation. Logility is a majority owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com
..

    Forward-Looking Statements
    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404) 264-5206; INTERNET:
http://www.logility.com or E-mail: askLogility@logility.com .

    Logility Voyager Solutions is a trademark of Logility. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.


                                 LOGILITY, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Second Quarter Ended                        Six Months Ended
                                              --------------------------------------------- ----------------------------------------
                                                                 October 31,                                October 31,
                                                                                 Pct                                         Pct
                                                  2004           2003            Chg.          2004           2003           Chg.
                                             --------------- --------------  ------------- -------------  -------------  -----------
Revenues:
    License                                    $    656        $  1,174           (44%)      $  2,070        $  2,285           (9%)
    Services & other                              1,148           1,281           (10%)         2,408           2,735          (12%)
    Maintenance                                   3,027           2,712            12%          5,784           5,509            5%
                                               --------        --------       -------        --------        --------     --------
        Total Revenues                            4,831           5,167            (7%)        10,262          10,529           (3%)
                                               --------        --------       -------        --------        --------     --------

Cost of Revenues:
    License                                         840           1,013           (17%)         1,700           1,969          (14%)
    Services & other                                588             667           (12%)         1,250           1,367           (9%)
    Maintenance                                     632             459            38%          1,072             902           19%
                                               --------        --------       -------        --------        --------     --------
        Total Cost of Revenues                    2,060           2,139            (4%)         4,022           4,238           (5%)
                                               --------        --------       -------        --------        --------     --------
Gross Margin                                      2,771           3,028            (8%)         6,240           6,291           (1%)
                                               --------        --------       -------        --------        --------     --------
Operating expenses:
    Research and development                      1,404           1,395             1%          2,735           2,760           (1%)
    Less: capitalized development                  (711)           (849)          (16%)        (1,381)         (1,651)         (16%)
    Sales and marketing                           1,779           1,599            11%          3,636           3,220           13%
    General and administrative                      805             726            11%          1,490           1,481            1%
    Acquisition related
      amortization of intangibles                    38              --            nm              38              --           nm

                                               --------        --------       -------        --------        --------     --------
        Total operating expenses                  3,315           2,871            15%          6,518           5,810           12%
                                               --------        --------       -------        --------        --------     --------
Operating income(loss)                             (544)            157            nm            (278)            481           nm
                                               --------        --------       -------        --------        --------     --------
    Other income                                     16              64           (75%)           127             110           15%
                                               --------        --------       -------        --------        --------     --------
Income (loss) before income taxes                  (528)            221            nm            (151)            591           nm
     Income taxes                                    --              --            --              --              --           --
                                               --------        --------       -------        --------        --------     --------
Net Income (loss)                              $   (528)       $    221            nm        $   (151)       $    591           nm
                                               ========        ========       =======        ========        ========     ========
Earnings(loss) per common share - Basic        $  (0.04)       $   0.02            nm        $  (0.01)       $   0.05           nm
                                               ========        ========       =======        ========        ========     ========
Earnings(loss) per common share - Diluted      $  (0.04)       $   0.02            nm        $  (0.01)       $   0.04           nm
                                               ========        ========       =======        ========        ========     ========

Weighted average common shares
        Basic                                    13,013          13,105                       13,052          13,119
        Diluted                                  13,013          13,317                       13,052          13,322
nm- not meaningful

                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                           October 31,
                                                 ------------------------------
                                                      2004           2003
                                                 --------------- --------------
Cash and Short & Long term investments                 $ 20,996       $ 27,748
Accounts Receivable:
    Billed                                                4,096          2,510
    Unbilled                                                505            672
                                                 --------------- --------------
Total Accounts Receivable, net                            4,601          3,182
Prepaids & Other Current Assets                           1,877            372
Non-current Assets                                       15,540          7,926
                                                 --------------- --------------
     Total Assets                                      $ 43,014       $ 39,228
                                                 =============== ==============

Accounts Payable                                          $ 470          $ 197
Other Current Liabilities                                 5,469          3,640
Deferred Revenues                                         5,695          4,213
Shareholders' Equity                                     31,380         31,178
                                                 --------------- --------------
     Total Liabilities & Shareholders' Equity          $ 43,014       $ 39,228
                                                 =============== ==============

SOURCE  Logility, Inc.
    -0-                             11/29/2004
    /CONTACT: Vincent C. Klinges, Chief Financial Officer Logility, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/120967.html / /Web site: http://www.logility.com /
    (LGTY AMSWA)

CO:  Logility, Inc.
ST:  Georgia
IN:  CPR MLM STW NET
SU:  ERN